Exhibit 99.1

FOR IMMEDIATE RELEASE

May 25, 2017

Columbia Banking System Announces Early Termination of All FDIC Loss Share Agreements

TACOMA, Washington, May 25, 2017 — Columbia Banking System, Inc. (“the Company”) (NASDAQ: COLB) announced today that Columbia State Bank (“the Bank”), a wholly-owned subsidiary of the Company, has entered into an agreement with the Federal Deposit Insurance Corporation (the “FDIC”) dated as of May 23, 2017, by which all existing loss share agreements with the FDIC have been terminated. These loss share agreements were entered into by the Bank in 2010 and 2011 in conjunction with the Bank acquiring certain assets and assuming certain liabilities of four failed banks in FDIC-assisted acquisitions. The Bank paid the FDIC $4.7 million to terminate the agreements. The Bank will record a pre-tax charge of approximately $2.4 million in the second quarter to write-off the remaining loss sharing asset, relieve the clawback liability and recognize payment to the FDIC.

The termination of the FDIC loss share agreements has no effect on the yields of the loans that were previously covered under these agreements. Further, the Bank will be solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets because the FDIC will no longer share in those amounts.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia State Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks.

More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
Interim Chief Executive Officer

Clint E. Stein,
Executive Vice President and
Chief Financial Officer

Investor Relations
(253) 305-1921